Exhibit 3.1

	Filed in the Office of	Business Number
E49301762025-5
Filing Number
20255190212
FRANCISCO V. AGUILAR	Secretary of State	Filed On
Secretary of State	State Of Nevada	9/23/2025 10:08:00 AM
401 North Carson Street		Number of Pages
Carson City, Nevada 89701-4201		1
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY- DO NOT HIGHLIGHT

INSTRUCTIONS:

1.  Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.  Name of document with inaccuracy or defect.

3.  Filing date of document with inaccuracy or defect.

4.  Brief description of inaccuracy or defect.

5.  Correction of inaccuracy or defect.

6.  Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:		Name of entity as on file with the Nevada Secretary of State:

XOMA Royalty Corporation

Entity or Nevada Business Identification Number (NVID): NV20253364578

2. Document:		Name of document with inaccuracy or defect:

Certificate of Designation

3. Filing Date:		Filing date of document which correction is being made: 5/29/2025

4. Description:		Description of inaccuracy or defect:

Section 8(a) of the attachment to the original document includes a typographical error.

5. Correction:		Correction of inaccuracy or defect:

The reference to “1.253.13” in Section 8(a) of the attachment to the original document is hereby corrected to be “1 ,253.13”.
6. Signature:
(Required)
9/23/2025
	Signature	Date

This form must be accompanied by appropriate fees.

Revised: 8/1/2023